Exhibit 10.9

FIRST AMENDMENT

TO

LEASE

This First Amendment to Lease dated June 8, 2010, by and between 1001 LINCOLN LIMITED LIABILITY COMPANY (“Landlord”) and FIRST WESTERN FINANCIAL, INC. (“Tenant”).

WHEREAS Landlord and Tenant are parties to that certain Lease dated March 10, 2005, for premises located at 233 Milwaukee Street, Denver, CO (the “Lease”);

WHEREAS the Lease currently expires May 31, 2010, and Landlord and Tenant desire to extend the term of the Lease upon the terms and conditions contained herein;

NOW THEREFORE, for good and valuable consideration, including the agreements contained herein, which each party acknowledges having received from the other, Landlord and Tenant agree as follows:

1.                                      The term of the Lease shall be extended to May 31, 2020. The period June 1, 2010 to May 31, 2020, is referred to herein as the Extended Term.

2.                                      The Base Rent for the Extended Term shall be as follows:

Period	Annual Base Rent	Monthly Base Rent
June 1, 2010- May 31, 2011	$120,000.00	$10,000.00
June 1, 2011- May 31, 2012	$122,400.00	$10,200.00
June 1, 2012- May 31, 2013	$124,848.00	$10,404.00
June 1, 2013- May 31, 2014	$127,344.96	$10,612.08
June 1, 2014- May 31, 2015	$129,891.86	$10,824.32
June 1, 2015- May 31, 2016	$132,489.70	$11,040.81
June 1, 2016- May 31, 2017	$135,139.49	$11,261.62
June 1, 2017- May 31, 2018	$137,842.28	$11,486.86
June 1, 2018- May 31, 2019	$140,599.12	$11,716.59
June 1, 2019- May 31, 2020	$143,411.10	$11,950.93

3.                                      Notwithstanding the provisions of Exhibit D relating to Operating Expenses, Tenant’s Percentage Share of Operating Expenses for calendar year 2010 shall be as follows:

•	Calendar year 2010 base Operating Expenses
	(excluding Taxes and Insurance)	$48,078.00
•	Calendar year 2010 base Insurance	$2,500.00
•	Calendar year 2010 base Taxes	$36,387.00

After calendar year 2010, Operating Expense increases shall be limited to the lesser of: (i) the actual increase; or (ii) 4% each calendar year on a cumulative basis.

Tenant shall continue to pay Tenant’s Percentage Share of all Taxes and Insurance (as defined in Exhibit D).

4.                                      The existing Security Deposit in the amount of $15,549.38, shall remain on deposit during the Extended Term.

5.                                      Section 22.22 of the Lease is deleted in its entirety and replaced by the following:

Effective at any time after January 1, 2014, upon twelve (12) months prior written notice to Tenant, Landlord may terminate this Lease should Landlord decide that it will redevelop the Building of which the Premises are a part. Should Landlord exercise such termination right, Tenant shall have a first right of refusal to lease space in the redeveloped property at the then current market rate and terms for comparable office space at such time in the Cherry Creek North submarket “Fair Market Offer”. Landlord shall issue Tenant its good faith Fair Market Offer describing the available space and the market rate and terms at which such space is being offered and Tenant shall have 30 days from receipt of such written notice to exercise its right of first refusal. If Tenant fails to respond or notifies Landlord that Tenant elects not to exercise its right of first refusal, Landlord shall thereafter have the right to offer such space for lease upon such terms as Landlord desires and Tenant shall have no further first right of refusal. Should Tenant elect to exercise its right of first refusal, Landlord and Tenant shall, in good faith, negotiate a lease for such space upon the offered terms and such other terms as are agreed by the parties. Landlord shall also provide acceptable temporary space in the 299 Milwaukee Building, provided space is available and an affiliate of Landlord is the owner of the 299 Milwaukee Builiding, while new space is being constructed. The rental rate for the temporary space shall not exceed the rent then being paid for the 233 Milwaukee Premises and Landlord shall reimburse Tenant for all reasonable moving related costs. Should Landlord and Tenant be unable to negotiate and sign a lease for the space within 45 days following Tenant’s exercise of its right of first refusal, Landlord shall thereafter have the right to offer such space for lease upon such terms as Landlord desires and Tenant shall have no further first right of refusal.

Effective at any time after January 1, 2014, upon twelve (12) months prior written notice to Landlord, Tenant may terminate this Lease.

6.                                      Effective from and after June 1, 2010, Paragraph 1 of Exhibit F shall be deleted in its entirety and replaced by the following:

Tenant shall be entitled to the use of 14 total parking spaces in the 233 Milwaukee parking area in the locations shown on Exhibit B attached hereto. Tenant shall pay monthly, in addition to and at the same time as Base Rent, a per stall parking charge for each parking space as follows:

June 1, 2010-May 31, 2011	$50.00/month
June 1, 2011-May 31, 2012	$51.00/month
June 1, 2012-May 31, 2013	$52.02/month
June 1, 2013-May 31, 2014	$53.06/month
June 1, 2014-May 31, 2015	$54.12/month
June 1, 2015-May 31, 2016	$55.20/month
June 1, 2016-May 31, 2017	$56.30/month
June 1, 2017-May 31, 2018	$57.43/month
June 1, 2018-May 31, 2019	$58.58/month
June 1, 2019-May 31, 2020	$59.75/month

7.                                      Within a reasonable time following commencement of the Extended Term, but no later than August 31, 2010, Landlord shall remodel the first floor restrooms on the Premises in the condition mutually agreed by Landlord and Tenant. Said remodeling work shall be as set forth in Exhibit A. In addition, within a reasonable time following commencement of the Extended Term, but no later than August 31, 2010, Landlord shall replace the two existing 7.5 ton HVAC units serving the Premises with two new 8.5 ton HVAC units. Landlord represents that these new 8.5 ton HVAC units will deliver heating and cooling that is comparable to other “A” quality buildings in the Cherry Creek North area. Landlord shall also make good faith efforts to mitigate any ongoing sewage smells or related plumbing issues that currently exist or in the future may arise. Landlord shall have ten (10) business days from Tenant’s written notification to Landlord of any sewage or plumbing smells in the Premises to eliminate such problems. Other than as provided in this Paragraph 7, Tenant acknowledges and agrees that the Premises are in acceptable condition.

8.                                      Other than Fuller and Company, who Landlord has agreed to pay a commission of $10,000.00, Tenant represents and warrants to Landlord that it has not dealt with any broker or agent in connection with the negotiation or execution of this First Amendment to Lease. Tenant shall indemnify Landlord against all costs, expenses, attorneys’ fees, and other liability for commissions other than as provided above or other compensation claimed by any broker or agent claiming the same by, through, or under Tenant.

9.                                      The Rider, Option to Extend, is hereby deleted. Tenant has no options to extend the term of the Lease beyond the Extended Term.

10.                               Conflict. In the event of any conflict between the Lease and this First Amendment, the terms of this First Amendment shall prevail.

IN WITNESS WHEREOF, Landlord and Tenant have entered into this First Amendment to Lease effective as of the date hereinabove set forth.

LANDLORD:

1001 LINCOLN LIIMITED LIABILITY COMPANY,
a Colorado limited Liability company

By:	/s/ Thomas A. Gart
Thomas A. Gart, Manager

TENANT:

FIRST WESTERN FINANCIAL, INC.
a Colorado corporation

By:	/s/ Scott C. Wylie
Name: Scott C. Wylie
Title: Chairman / CEO